Exhibit 99.1

VMware Reports Preliminary Q3 2015 Results
VMware/EMC to Host Financial Analyst Conference Call Today at 4:45 a.m. PT
PALO ALTO, Calif., October 12, 2015 - VMware, Inc. (NYSE: VMW), a leader in cloud infrastructure and business mobility, announced preliminary financial results for the third quarter of 2015.
Revenues for the third quarter are expected to be $1.672 billion, an increase of 10% from the third quarter of 2014, or an increase of 14% in constant currency. “I’m pleased with our overall Q3 results, with total revenue expected to exceed the high end of our guidance range,” said Jonathan Chadwick, chief financial officer, chief operating officer and executive vice president, VMware.
License revenues for the third quarter are expected to be $681 million, an increase of 7% from the third quarter of 2014, or an increase of 11% in constant currency.
GAAP operating margin for the third quarter is expected to be 19.5%. Non-GAAP operating margin for the third quarter is expected to be 31.5%.
GAAP net income per diluted share is expected to be $0.60, up 35% year over year. Non-GAAP net income per diluted share for the third quarter is expected to be $1.02 per share, up 18% year over year.
Total revenues plus sequential change in total unearned revenues are expected to grow 3% year-over-year, or grow 8% year-over-year in constant currency.
License revenues plus sequential change in unearned license revenues are expected to grow 2% year-over-year, or grow 7% year-over-year in constant currency.
Additional details regarding third quarter earnings will be provided in a press release and during an earnings announcement conference call as previously scheduled on October 20, 2015 at 2:00 p.m. PT/ 5:00 p.m. ET.
VMware’s Pat Gelsinger will also join EMC executives in a financial analyst conference call today at 4:45 a.m. PT / 7:45 am ET. The call will be broadcast live at http://ir.vmware.com or you may dial in: 210-795-1098, passcode: EMC. A replay of the webcast will be available on the website for two months.

About VMware
VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2014 revenues of $6 billion, VMware has more than 500,000 customers and 75,000 partners.  The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information
VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.
VMware is a registered trademark or trademark of VMware, Inc. in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Exhibit 99.1

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding preliminary financial results for the third quarter of 2015, including with respect to expectations for revenues, GAAP and non-GAAP operating margin, GAAP and non-GAAP net income per diluted share, total revenues plus sequential change in total unearned revenues and license revenues plus sequential change in unearned license revenues. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors VMware’s expectations about its quarterly results are based on preliminary information about the third quarter of 2015 and are subject to revision. Although the quarter is now completed, VMware is still in the early stages of its standard financial reporting closing procedures. Accordingly, as VMware completes its normal quarter-end closing and review processes, actual results could differ materially from its preliminary estimates. Factors that could cause VMware’s actual results to differ materially from those contemplated by these forward-looking statements include: inaccurate data or assumptions; unforeseen expenses; changes in estimates or judgments related to tax liabilities; potential goodwill impairments; potential litigation, bad debts or other contingencies; and facts or circumstances affecting the application of VMware’s critical accounting policies, including revenue recognition. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value, and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that VMware may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Company contacts:
Joan Stone
VMware Corporate PR
650-224-8733
joanstone@vmware.com

Paul Ziots
Investor Relations
650.427.3267
pziots@vmware.com

Exhibit 99.1

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN
(unaudited)

Three Months Ended
September 30, 2015
GAAP operating margin	19.5%
Stock-based compensation	7.5
Employer payroll tax on employee stock transactions	0.1
Intangible amortization	2.1
Acquisition and other related items	2.3
Non-GAAP operating margin	31.5%

Exhibit 99.1

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE
(unaudited)

Three Months Ended
September 30, 2015
GAAP net income per diluted share	$0.60
Stock-based compensation	0.30
Employer payroll tax on employee stock transactions	0.01
Intangible amortization	0.08
Acquisition and other related items	0.10
Tax adjustments	(0.07)
Non-GAAP net income per diluted share	$1.02

Exhibit 99.1

VMware, Inc.

CONSTANT CURRENCY GROWTH IN REVENUES PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUES
(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)
(in millions)
(unaudited)

Constant Currency Growth in Total Revenues Plus Sequential Change in Unearned Revenues

	Three Months Ended
	September 30,
	2015	2014

Total revenues, as reported	$1,672	$1,515
Sequential change in unearned revenues	(128)	(15)
Total revenues plus sequential change in unearned revenues	$1,544	$1,500

Change (%) over prior year, as reported	3%
Change (%) over prior year, including adjustment for impact of foreign currency (1)	8%

Constant Currency Growth in License Revenues Plus Sequential Change in Unearned License Revenues

	Three Months Ended
	September 30,
	2015	2014

Total license revenues as reported	$681	$639
Sequential change in unearned license revenues	(77)	(48)
Total license revenues plus sequential change in unearned license revenues	$604	$591

Change (%) over prior year, as reported	2%
Change (%) over prior year, including adjustment for impact of foreign currency (2)	7%

(1) Percentage change compares total revenues plus sequential change in unearned revenues in constant currency for the three months ended September 30, 2015 versus total revenues plus sequential change in unearned revenues as reported for the three months ended September 30, 2014. See “Growth in Constant Currency” for more information.

(2) Percentage change compares license revenues plus sequential change in unearned license revenues in constant currency for the three months ended September 30, 2015 versus license revenues plus sequential change in unearned license revenues as reported for the three months ended September 30, 2014. See “Growth in Constant Currency” for more information.

Exhibit 99.1

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this release the following non-GAAP financial measures: non-GAAP operating margin and non-GAAP net income per diluted share. VMware has provided a reconciliation of each non-GAAP financial measure used in this release to the most directly comparable GAAP financial measure. These non-GAAP financial measures differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets and acquisition and other-related items, each as discussed below.
VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.
Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•
Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond VMware’s control. Additionally, in order to establish the amount of expense to recognize for performance-based stock awards, which are also an element of ongoing stock-based compensation, VMware is required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•
Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•
Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•
Acquisition and other-related items. Acquisition and other-related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees. Also included are accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware. These accruals are primarily composed of amounts VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any. Additionally, charges recognized for non-recoverable strategic investments or gains recognized on the

Exhibit 99.1

disposition of strategic investments are included as other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude these items when looking for a consistent basis for comparison across accounting periods.

•
Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Growth in Constant Currency
A majority of VMware’s sales are denominated in the U.S. dollar; however, VMware also invoices and collects in the euro, the British pound, the Japanese yen, the Australian dollar and the Chinese renminbi in their respective regions. The U.S. dollar is the functional currency for all of VMware’s legal entities. At the time a non-U.S. dollar transaction is recorded, the value of the transaction is converted into U.S. dollars at the exchange rate in effect for the month in which each order is booked.
As a result, the amount of license and total revenues and unearned revenues derived from these transactions will be impacted by foreign exchange fluctuations. In order to provide a comparable framework for assessing how VMware’s business performed adjusted for the impact of foreign currency fluctuations, management analyzes year-over-year license and total revenue growth on a constant currency basis.
Revenue Growth in Constant Currency and Sequential Change in Unearned Revenues
License and total revenues recognized during the current period derived from non-U.S. dollar based transactions were converted into U.S. dollars using the exchange rates that were effective in the comparable prior year period. The calculated current period license and total revenues, adjusted for foreign currency fluctuations, is compared to the license and total revenues of the comparable prior year period, as reported, in calculating license and total revenue growth in constant currency.
Unearned license revenues and unearned total revenues at the end of the period, derived from non-U.S. dollar transactions recorded during the current period, were adjusted for foreign currency fluctuations using the exchange rates that were effective in the comparable prior year period. Unearned license revenues and unearned total revenues, adjusted for foreign currency fluctuations at the end of the period, are compared to unearned license revenues and unearned total revenues at the beginning of the period, as reported, in determining the sequential change in unearned revenues.